For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

April 25, 2005

ENTERGY REPORTS FIRST QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported first quarter 2005 earnings of $0.79 per share on as-reported and operational bases, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2005 vs. 2004
(Per share in U.S. $)
	2005	2004	Change
As-Reported Earnings	0.79	0.88	(0.09)

Less Special Items	-	0.07(a)	(0.07)

Operational Earnings	0.79	0.81	(0.02)

Weather Impact	(0.01)	(0.02)	0.01

(a) Operational earnings for first quarter 2004 were originally reported as $0.88 per share. Following the sales of Entergy-Koch, LP's trading and pipeline businesses, Entergy began treating earnings from Entergy-Koch as a special item, which revises the previously reported operational earnings for quarterly comparisons.

Operational Earnings Highlights for First Quarter 2005

  Utility, Parent & Other operational results decreased due to lower residential customer usage and higher operation and maintenance expense.
  Entergy Nuclear results increased over the same period last year due to higher contract pricing and a reduction in the decommissioning liability, partially offset by lower generation available as a result of a planned refueling outage that commenced during first quarter 2005.
  Entergy's non-nuclear wholesale assets business showed improved results due to enhanced operations and proceeds from SO2 allowances sold.

"Solid performance at Entergy Nuclear helped to offset Utility results dampened by lower residential usage," said J. Wayne Leonard, Entergy's chief executive officer. "The degree of success we are able to accomplish on our regulatory agenda at both the state and federal level in the coming months will be critical to our ability to achieve our financial objectives."

Other Quarterly Highlights:

  Entergy reaches agreement for the purchase of the Attala power plant, a 480 megawatt gas unit in Mississippi.
  EGSI-LA achieves a global settlement that resolves twelve open dockets and establishes a formula rate plan.
  FERC issues Declaratory Order approving Entergy's proposal, with some modifications, for an independent transmission coordinator.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CDT, Monday, April 25, 2005, with access by telephone, 719-457-2661, confirmation code 865625. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 865625. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for first quarter 2005 versus 2004, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2005 vs. 2004 (see appendix F for definitions of certain measures)
(Per share in U.S. $)
	First Quarter
	2005	2004	Change
As-Reported
Utility, Parent & Other	0.42	0.55	(0.13)
Entergy Nuclear	0.36	0.29	0.07
Energy Commodity Services
Non-nuclear wholesale assets	0.01	(0.03)	0.04
Entergy-Koch Trading	-	0.03	(0.03)
Gulf South Pipeline	-	0.04	(0.04)
Total Energy Commodity Services	0.01	0.04	(0.03)
Consolidated As-Reported Earnings	0.79	0.88	(0.09)

Less Special Items
Utility, Parent & Other	-	-	-
Entergy Nuclear	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	-	-
Entergy-Koch Trading	-	0.03	(0.03)
Gulf South Pipeline	-	0.04	(0.04)
Total Energy Commodity Services	-	0.07	(0.07)
Consolidated Special Items	-	0.07	(0.07)

Operational
Utility, Parent & Other	0.42	0.55	(0.13)
Entergy Nuclear	0.36	0.29	0.07
Energy Commodity Services
Non-nuclear wholesale assets	0.01	(0.03)	0.04
Entergy-Koch Trading	-	-	-
Gulf South Pipeline	-	-	-
Total Energy Commodity Services	0.01	(0.03)	0.04
Consolidated Operational Earnings	0.79	0.81	(0.02)
Weather Impact	(0.01)	(0.02)	0.01

Detailed earnings variance analysis is included in appendix A-1 to this release. In addition, appendix A-2 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in first quarter 2005 was more than $500 million, an increase of more than $100 million compared to first quarter 2004. The increase was due to increased net cash flow from operating activities at Utility, Parent & Other as a result of higher collections of receivables.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
First Quarter 2005 vs. 2004
(U.S. $ in millions)
	First Quarter
	2005	2004	Change
Utility, Parent & Other	376	280	96
Entergy Nuclear	131	129	2
Energy Commodity Services	(5)	(10)	5
Total Net Cash Flow Provided by Operating Activities	502	399	103

II. Utility, Parent & Other Results

In first quarter 2005, Utility, Parent & Other earned $0.42 per share on both as-reported and operational bases compared to $0.55 per share in first quarter 2004. Earnings in first quarter 2005 reflect:

  A decline in net revenue due in part to lower residential customer usage and lower unbilled revenues. Unbilled revenues reflect the change in estimate, from the previous quarter, of sales late in the period for customers whose actual usage has not yet been billed.
  Higher operation and maintenance expense due to planned outages at fossil generation plants during first quarter 2005 as well as higher employee benefits expense, and increased depreciation expense.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4 below. Current quarter sales reflect the following:

  Residential sales in first quarter 2005, on a weather-adjusted basis, were down 1 percent compared to first quarter 2004.
  Commercial and governmental sales, on a weather-adjusted basis, were up nearly 2 percent.
  Industrial sales experienced an increase of 1 percent in first quarter 2005 compared to prior quarter with usage by pipeline and chemical customers leading the growth.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures
First Quarter 2005 vs. 2004 (see appendix F for definitions of measures)
	First Quarter
	2005	2004	% Change	% Weather Adjusted
GWh billed
Residential	7,570	7,726	-2.0%	-1.1%
Commercial and governmental	6,599	6,487	1.7%	1.7%
Industrial	9,596	9,490	1.1%	1.1%
Total Retail Sales	23,765	23,703	0.3%	0.6%
Wholesale	1,732	2,418	-28.4%
Total Sales	25,497	26,121	-2.4%
O&M expense	$14.99	$13.31	12.6%
Number of retail customers
Residential	2,292,177	2,276,034	0.7%
Commercial & governmental	332,284	327,746	1.4%
Industrial	40,598	41,262	-1.6%

Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the first quarter 2005.

Entergy Nuclear has sold 95%, 90%, and 72% of planned generation at average prices per megawatt-hour of $39, $41 and $42, for the remainder of 2005, 2006 and 2007, respectively. Energy Commodity Services has contracted for 55%, 37% and 33% of its planned energy and capacity revenues at average prices per megawatt-hour of $24, $24 and $28, for the same periods.

Table 5: Competitive Businesses Percent of Capacity and Generation Sold Forward
Remainder of 2005 through 2009 (see appendix F for definitions of measures)
	Remainder 2005	2006	2007	2008	2009
Entergy Nuclear (EN)
Energy
Planned TWh of generation	26	35	34	34	35
Percent of EN's planned generation sold forward (b)
Unit-contingent	36%	34%	32%	19%	14%
Unit-contingent with availability guarantees	55%	52%	38%	25%	0%
Firm liquidated damages (LD)	4%	4%	2%	0%	0%
Total	95%	90%	72%	44%	14%
Average contract price per MWh	$39	$41	$42	$44	$43

Capacity
Planned net MW in operation	4,155	4,200	4,200	4,200	4,200
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	13%	13%	12%	12%	12%
Capacity contracts	58%	67%	37%	22%	11%
Total	71%	80%	49%	34%	23%
Average capacity contract price per kW per month	$1.2	$1.1	$1.1	$1.0	$0.9

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	92%	86%	64%	37%	11%
Average contract revenue per MWh	$40	$42	$43	$44	$43

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of ECS's capacity sold forward	44%	33%	29%	29%	19%

Energy
Planned TWh of generation	2	3	3	3	4
Percent of ECS's planned generation sold forward
Unit-contingent	7%	7%	7%	7%	6%
Unit-contingent with availability guarantees	62%	46%	38%	38%	28%
Firm liquidated damages (LD)	0%	0%	0%	0%	0%
Total	69%	53%	45%	45%	34%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	55%	37%	33%	34%	20%
Average contract revenue per MWh	$24	$24	$28	$28	$21

(b) A portion of EN's total planned generation sold forward for the years 2005-2009 is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.36 per share on both as-reported and operational bases in first quarter 2005, compared to $0.29 per share in first quarter 2004. The increase in operational earnings for EN in first quarter 2005 was due primarily to higher contract pricing and a reduction in the decommissioning liability. This increase was partially offset by lower generation resulting from a planned refueling outage that commenced in first quarter 2005 compared to no refueling outages in first quarter 2004.

Other Entergy Nuclear highlights included:

  Capacity factor for the fleet was 93% for first quarter 2005 reflecting the impact of one planned refueling outage partially completed during the period.
  Average production costs increased slightly due to a lower generation resulting from one planned refueling outage. Lower operation and maintenance expense in first quarter 2005 served to partially offset the impact of lower generation in average production cost this period.

Table 6 provides a comparative summary of Entergy Nuclear's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
First Quarter 2005 vs. 2004 (see appendix F for definitions of measures)
	First Quarter
	2005	2004	% Change
Net MW in operation	4,058	4,001	1%
Average realized price per MWh	$41.56	$39.70	5%
Production cost per MWh	$18.71	$18.57	1%
Generation in GWh	8,267	8,687	-5%
Capacity factor	93%	99%	-6%
Refueling outage days:
Indian Point 3 (c)	20	-	-

(c) Table reflects the duration of refueling outages that occurred in first quarter 2005. For the Indian Point 3 plant, approximately 6 refueling outage days occurred in second quarter 2005.

Energy Commodity Services

Energy Commodity Services (ECS) results in first quarter 2005 include only earnings from Entergy's non-nuclear wholesale assets business. ECS as-reported results in first quarter 2004 included earnings from both the non-nuclear wholesale assets business and Entergy-Koch, LP (EKLP).

As-reported results for ECS in first quarter 2005 were $0.01 per share compared to $0.04 per share in first quarter 2004. The lower as-reported results reflect the absence of any earnings from EKLP in 2005, reflecting the sale of Entergy-Koch's trading and pipeline businesses in late 2004. Operational results for ECS were also $0.01 per share in first quarter 2005 compared to a loss of $(0.03) per share one year ago reflecting primarily improved operations and the sale of SO2 allowances.

IV. Earnings Guidance

Entergy affirmed as-reported and operational earnings guidance in the lower end of the range of $4.60 to $4.85 per share for full year 2005. Earnings guidance for 2005 is detailed in Table 7, with March 2005 year-to-date actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2005 based on how the three remaining quarters of the year are expected to differ from the same period in 2004.

Entergy's full year 2005 earnings guidance is detailed in Table 8, with 2004 actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses based on how the results of 2005 are expected to differ from 2004, and includes adjustments to the components of each business based on results through March 2005.

Other key assumptions that are applicable for both Tables 7 and 8 are as follows:

Utility, Parent & Other

  Normal weather
  Increased revenue from the impact of rate cases and sales growth projected in the 1.5 to 2.0% range, excluding the impact of the loss of one industrial customer to cogeneration
  Increased operation and maintenance expense associated with inflation, benefits costs and assets acquired under the generation supply plan
  Decreased interest expense
  Accretion from the share repurchase program

Entergy Nuclear

  Increased revenue due to an approximate $1 per megawatt hour increase in the pricing of power purchase agreements, which is expected to average about $39 per megawatt-hour in 2005
  Increased revenue due to completion of power uprates
  Capacity factor ranging from 92 to 95% including the completion of a planned refueling outage at Indian Point 3 in April 2005, and planned refueling outages at Pilgrim in late spring 2005 and Vermont Yankee in fall 2005
  Lower operation and maintenance expense resulting from additional productivity improvements at Entergy Nuclear
  Increased depreciation and other expenses
  Accretion from the share repurchase program

Non-Nuclear Wholesale Assets

  Reduced losses from non-nuclear wholesale assets

Share Repurchase Program

  Repurchases of 17 to 22 million shares are completed from August 2004 through December 2005 under the announced $1.5 billion repurchase program

Table 7: 2005 Earnings Per Share Guidance Based on March 2005 Year-To-Date Earnings
(Per share in U.S. $)

	March 2005 Year-To-Date	Operational/Special Item Changes April - December 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	0.42
Less Special Items	-	Operational items:
Operational	0.42	2004 Operational Results	2.25	2.25
		Adjustment to normalize weather	0.10	0.10
		Increased revenue due to rate actions and sales growth	0.36	0.42
		Increased O&M expense	(0.04)	(0.02)
		Decreased interest expense	0.04	0.05
		Accretion from share repurchase program	0.14	0.19
		Other	0.03	0.04
		Total Operational	2.88	3.03	3.30	3.45
		Special items:
		None
		Total As-reported			3.30	3.45
Entergy Nuclear
As-Reported	0.36
Less Special Items	-	Operational items:
Operational	0.36	2004 Operational Results	0.77	0.77
		Higher contract pricing	0.05	0.06
		Increased generation	0.11	0.12
		Productivity improvements	0.06	0.07
		Accretion from share repurchase program	0.07	0.12
		Increased depreciation/other	(0.10)	(0.09)
		Total Operational	0.96	1.05	1.32	1.41
		Special items:
		None
		Total As-reported			1.32	1.41
Non-Nuclear Wholesale Assets
As-Reported	0.01
Less Special Items	-	Operational items:
Operational	0.01	2004 Operational Results	(0.03)	(0.03)
		Reduced losses from non-nuclear wholesale assets	-	0.01
		Total Operational	(0.03)	(0.02)	(0.02)	(0.01)
		Special items:
		None
		Total As-reported			(0.02)	(0.01)
Consolidated Total
As-Reported	0.79
Less Special Items	-
Operational	0.79	Total Operational for 2005	3.81	4.06	4.60	4.85

		Total As-reported for 2005	3.81	4.06	4.60	4.85

Table 8: 2005 Earnings Per Share Guidance
(Per share in U.S. $)

	2004 Earnings Per Share	Operational/Special Item Changes in 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	2.86
Less Special Items	0.07	Operational items:
Operational	2.79	Adjustment to normalize weather	0.10	0.10
		Increased revenue due to rate actions and sales growth	0.34	0.40
		Increased O&M expense	(0.13)	(0.11)
		Decreased interest expense	0.05	0.06
		Accretion from share repurchase program	0.17	0.22
		Other	(0.02)	(0.01)
		Total Operational	0.51	0.66	3.30	3.45
		Special items:
		Absence of 2004 special items	(0.07)	(0.07)
		Total As-reported			3.30	3.45
Entergy Nuclear
As-Reported	1.06
Less Special Items	-	Operational items:
Operational	1.06	Higher contract pricing	0.09	0.10
		Increased generation	0.07	0.08
		Productivity improvements	0.07	0.08
		Accretion from share repurchase program	0.10	0.15
		Increased depreciation/other	(0.07)	(0.06)
		Total Operational	0.26	0.35	1.32	1.41
		Special items:
		None
		Total As-reported			1.32	1.41
Non-Nuclear Wholesale Assets
As-Reported	0.23
Less Special Items	0.28	Operational items:
Operational	(0.05)	Reduced losses from non-nuclear wholesale assets	0.03	0.04
		Total Operational	0.03	0.04	(0.02)	(0.01)
		Special items:
		Absence of 2004 special items	(0.28)	(0.28)
		Total As-reported			(0.02)	(0.01)
Entergy-Koch, LP
As-Reported	(0.22)
Less Special Items	(0.22)	Operational items:
Operational	0.00	No continuing operations	-	-
		Total Operational	-	-	-	-
		Special items:
		Absence of 2004 special items	0.22	0.22
		Total As-reported	-	-	-	-

Consolidated Total
As-Reported	3.93
Less Special Items	0.13
Operational	3.80	Total Operational for 2005	0.80	1.05	4.60	4.85

		Total As-reported for 2005	0.67	0.92	4.60	4.85

V. Growth and Liquidity Aspirations

One of Entergy's financial aspirations is to deliver near-term operational earnings per share growth of 8-10% in 2005 and 2006. The company believes that this goal can be reasonably achieved through a combination of intrinsic growth and accretion due to share repurchases. Other financial aspirations include improving returns on invested capital, achieving various credit metric improvements and providing annual dividend increases.

Over the long-term, Entergy also aspires to deliver earnings per share growth of 5-6%, equal to top-quartile industry growth over the last 20 years, to achieve a 9% return on invested capital, and to continue to improve the company's overall credit quality. The company's ability to achieve these aspirations will be based upon a combination of intrinsic growth, accretion due to share repurchases and the deployment of capital into new investments over time.

Table 9 provides details on Entergy's projected cash available for capital redeployment for the period 2005 through 2007. Entergy expects to have $1.6 billion of cash available over this period for four potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Sources shown on the table include additional debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. Similarly, share repurchases reflected on the table are based upon the $1.5 billion program approved in 2004, as well as the existing authorization in place to fund the exercise of employee stock options. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 9: Projected Cash Available for Capital Redeployment 2005 through 2007 - Reconciliation of GAAP to Non-GAAP Measures (see appendix F for definitions of measures)
($ in billions)		2005-2007

Net cash flow provided by operating activities	7.1
Less:
Net nuclear fuel purchases	0.4
Decommissioning trust contributions	0.4
Operating cash flow		6.3
Planned maintenance capital expenditures		(2.5)
Preferred and common dividends		(1.5)
Free cash flow		2.3

Net share repurchases (includes repurchases under existing programs less remaining sale proceeds)		(1.2)
Planned growth capital commitments		(1.3)
Additional debt capacity (net of maturities)		1.8
Net Cash Available for New Investment, Debt/Equity Repayment, Dividend Increase		1.6

Appendix E-1 provides details on planned capital expenditures by business, and appendix E-2 includes a summarized schedule of debt maturities.

VI. Appendices

Seven appendices are presented in this section as follows:

  Appendix A includes earnings per share variance analysis and details on special items that relate to the current quarter.
  Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.
  Appendix C provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years along with a summary schedule of debt maturities by business.
  Appendix F provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix G provides a reconciliation of GAAP and non-GAAP financial measures used in this release.

Appendix A-1 provides details of first quarter 2005 vs. 2004 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."
Appendix A-1: As-Reported Earnings Per Share Variance Analysis
First Quarter 2005 vs. 2004
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2004 earnings	0.55		0.33		0.88
Share repurchase/accretion effect	0.03		0.03		0.06
Interest expense and other charges	0.01		0.01		0.02
Nuclear refueling outage expense	-		0.01		0.01
Interest and dividend income	0.01		-		0.01
Other income (deductions)	0.02		(0.01)	(d)	0.01
Net revenue	(0.03)	(e)	0.01		(0.02)
Taxes other than income taxes	(0.02)		-		(0.02)
Income taxes - other	(0.02)		(0.01)		(0.03)
Depreciation/amortization expense	(0.04)	(f)	-		(0.04)
Other operation & maintenance expense	(0.09)	(g)	-		(0.09)
2005 earnings	0.42		0.37		0.79

Utility Net Revenue Variance Analysis 2005 vs. 2004 ($ EPS)
First Quarter
Weather	0.01
Sales growth/pricing	(0.03)
Competitive retail	0.01
Other	(0.02)
Total	(0.03)

  Other income (deductions) reflects the absence of any contribution in 2005 from Entergy-Koch, LP, $0.07 in first quarter 2004, the impact of which was offset by the adjustment in the decommissioning liability recorded during the quarter at Entergy Nuclear.
  Net revenue decreased due primarily to lower usage in the residential sector during the quarter resulting in a decline in both billed and unbilled revenues.
  Depreciation expense increased due to additions to plant in service.
  Other operation and maintenance expense increased due primarily to higher benefits expense and higher outage costs in connection with planned fossil plant outages in first quarter 2005.

Appendix A-2 lists special items by business with quarter-to-quarter comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-2: Special Items (shown as positive / (negative) impact on earnings)
First Quarter 2005 vs. 2004
(Per share in U.S. $)
	First Quarter
	2005	2004	Change
Utility, Parent & Other	-	-	-
Competitive Businesses Special Items
Entergy Nuclear	-	-	-
Energy Commodity Services
Entergy-Koch Trading earnings	-	0.03	(0.03)
Gulf South Pipeline earnings	-	0.04	(0.04)
Subtotal	-	0.07	(0.07)
Total Competitive Businesses	-	0.07	(0.07)
Total Special Items	-	0.07	(0.07)

(U.S. $ in millions)
	2005	2004	Change
Utility, Parent & Other	-	-	-
Competitive Businesses Special Items
Entergy Nuclear	-	-	-
Energy Commodity Services
Entergy-Koch Trading earnings	-	6.4	(6.4)
Gulf South Pipeline earnings	-	8.7	(8.7)
Subtotal	-	15.1	(15.1)
Total Competitive Businesses	-	15.1	(15.1)
Total Special Items	-	15.1	(15.1)

Appendix B-1 provides a summary of selected regulatory cases and events that are pending.

Appendix B-1 Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation
Entergy Arkansas	11.0%

Recent activity: None
Background: No cases pending. Timing of next filing to be based on completion of steam generator and reactor vessel head replacement at ANO Unit 1 and FERC decision in System Agreement case.

			$0.00 per share in 2005; 2006 impact will be based on revenue deficiency reflected in next filing.

Entergy Gulf States - TX	10.95%

Recent activity: EGSI-TX appealed the Public Utility Commission of Texas' (PUCT) October 2004 decision to dismiss the company's rate case filed in August 2004. The company is pursuing efforts to get legislative support through the passage of a bill that would clarify the end of the rate freeze and allow EGSI-TX to proceed with obtaining rate relief through riders for transition cost and incremental purchased power.
Background: Beginning in 1999 until June 2004, the company had been preparing for ROA. In a written order issued on July 12, 2004, the PUCT effectively rejected the company's proposal to advance to ROA and as a result, the company filed a rate case on August 25, 2004 which the PUCT dismissed with its written order issued October 20, 2004. The PUCT did not act on the company's Motion for Rehearing on the Dismissal which rendered it "denied by operation of law".

			$0.00 per share in 2005 as the original filed case will not be reopened. Potential earnings impact in 2006 is not yet determinable.

Entergy Gulf States - LA	9.90% - 11.4%

Recent activity: On March 23, 2005 the LPSC approved a Global Settlement of 12 cases including the 9th earnings review. The settlement terms include $76 million in refunds for EGSI-LA customers, no change in current rates, and the establishment of a formula rate plan with a 10.65% ROE midpoint and a 75 basis point bandwidth. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. The first formula rate plan filing will be made in May 2005 based upon a calendar 2004 test year. For the first year only, prospective rates will be reset to the 10.65% midpoint.

			2005 impact estimated to be immaterial based on the terms of the Global Settlement.

Entergy Louisiana	9.7-% - 11.3%

Recent activity: Hearings on the rate case were completed in mid December 2004. At the March 23, 2005 meeting, the LPSC directed the Administrative Law Judge to set a procedural schedule that would allow for a decision on a possible settlement at the May 18, 2005 meeting. On March 28, ELI and the LPSC Staff filed a joint motion for contested settlement. The settlement includes an $18.3 million rate increase based upon the following key items: removal of Perryville and pending capacity contracts for separate consideration, life extension accounting for Waterford 3, and an ROE midpoint of 10.25%. The settlement also includes a formula rate plan with an 80 basis point bandwidth with the first filing based on a 2005 test year. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. Pursuant to its rights, ELI placed interim rates based on an $18.3 million rate increase into effect on May bills, subject to refund.
Background: In January 2004, ELI filed with the LPSC an application for a $167 million base rate increase based on an ROE of 11.4%. The requested increase would have been largely mitigated by fuel savings resulting from the generation supply plan, including the acquisition of the Perryville plant. LPSC Staff initially recommended removal of the generation supply plan resulting in an $11.4 million rate increase with a 9.75% ROE.

			2005 impact ranges from $0.00 per share up to $0.15 per share based on the percentage of rate request approved by the LPSC and timing of the implementation of new rates.

Entergy Mississippi	9.10% - 11.90%

Recent activity: EMI submitted its 2005 Formula Rate Plan's Evaluation Report to the Mississippi Public Service Commission on March 14, 2005. On April 19, 2005, the MPSC approved a joint stipulation which provides for no change in rates based on a performance adjusted ROE of 10.5%.
Background: In December 2002, the Mississippi Public Service Commission (MPSC) approved a $48.2 million rate increase which allowed an ROE of 11.75%. The MPSC also approved a formula rate plan which allows the earned return on equity to increase or decrease within a bandwidth without a change in rates. Also, performance incentives can increase or decrease the benchmarked ROE by 100 basis points. If EMI earns above or below the bandwidth range, rates are adjusted on a prospective basis by 50% of any overage or shortfall to the top or bottom of the bandwidth respectively.

2005 and beyond may be impacted by an increase or decrease of $0.02 per share for every 1% increase or decrease in ROE resulting from performance incentives and/or sharing above or below the allowed range.

Appendix B-1 Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation (Continued)
Entergy New Orleans	10.25% - 13.25%

Recent activity: None
Background: Effective June 2003, the New Orleans City Council (CCNO) approved a $30 million rate increase and a 2-year prospective FRP with an ROE mid point of 11.25% and an ROE bandwidth from 10.25% to 12.25%. In addition, the Electric FRP allows for up to 13.25% ROE based on a Generation Performance-Based Rate plan which provides for sharing of fuel and purchased power savings. On April 30, 2004, ENOI filed its annual electric and gas FRP updates that resulted in an August settlement approved by the CCNO calling for no rate adjustment for electric or gas service. ENOI will file on or before May 1, 2005, results of its FRP for the year ending December 31, 2004. The CCNO will have until September 1, 2005 to approve any rate adjustment pursuant to the filing. The company intends to file for an extension of the FRP prior to September 1, 2005. If the FRP is not extended by the CCNO on or before September 1, the Rate Adjustments in effect based on the December 31, 2004 test year shall continue.

2005 may be impacted by as much as +$0.005 per share, for each $20 million of fuel and purchased power savings above the initial $20 million allocated to customers under the Generation Performance-Based Rate plan.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.	$0.00 per share.

System Agreement	NA

Recent activity: None
Background: Proceeding addresses reallocation of production costs among the utility operating subsidiaries. The FERC administrative law judge (ALJ) issued an initial decision in February 2004 concluding that rough production cost equalization no longer exists on the Entergy system. The ALJ recommended a bandwidth approach be applied to reallocate production costs. Entergy opposes the bandwidth approach and certain findings related to the purchase of power from the Vidalia hydroelectric facility. Exception briefs were filed by all parties in March 2004 and a FERC decision could come at any time, with court appeals of any decision likely.

$0.00 per share regardless of outcome; the outcome of the case will only impact the allocation of costs among the operating companies; these costs are passed through to customers.

Affiliate Transactions	NA

Recent activity: None
Background: Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective in June 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC. Hearings in this proceeding concluded in December 2004; an initial ALJ decision is expected in early July 2005.

$0.00 per share regardless of outcome given that costs associated with affiliate PPAs will be recovered in retail rates; if affiliate PPAs are not approved, the cost of alternative sources of power would be recovered in retail rates.

Independent Coordinator of Transmission (ICT)	NA

Recent activity: On March 22, 2005, FERC issued a Declaratory Order supporting Entergy's ICT proposal with modifications. A final FERC order authorizing the implementation of the ICT could come during the third quarter 2005, with earliest effective date for operation of new structure in 2006.
Background: Entergy filed for FERC approval of its alternative transmission structure on April 1, 2004. Three technical conferences were held and Entergy made an initial filing with FERC that included independent transmission oversight for processes involving the granting of transmission service including calculation of transfer capacity, system studies and the weekly transmission procurement process. The filing also included a request to implement a more efficient expansion pricing policy that is consistent with the "higher of" principles articulated in FERC's Order Number 2003-A. On January 3, 2005, Entergy filed for a petition for a Declaratory Order from FERC and included certain enhancements to its original ICT filing which would grant additional authority to the independent coordinator.

$0.00 per share in direct impact. If rejected, Entergy could possibly be directed to renew its pursuit of an RTO which likewise would not be expected to have an immediate earnings impact.

Market-Based Rate Authority	NA

Recent activity: On December 17, 2004, FERC initiated a 206 proceeding to investigate a presumption of market power and will review Entergy's delivered price test analysis filed in October 2004. A FERC order is expected in second quarter 2005.

Background: Pursuant to orders issued in April and July 2004, FERC established new interim generation market power screens. As required, Entergy filed its generation market power analysis in August 2004 supplemented in October 2004. Entergy's analysis indicated that it passed the pivotal supplier screen, but failed the market share screen within its control area, a screen Entergy believes is overly conservative and overstates vertically integrated utilities' ability to exercise market power. At the same time, Entergy filed delivered price test analysis that indicates Entergy does not have market power in any wholesale market when Entergy's native load obligations are reflected.

$0.00 per share in direct impact. Entergy could lose its market-based authority for wholesale sales within its control area. However, Entergy does not believe that the revocation of its market-based rate authority would have a material effect on its financial results.

Appendix B-2 provides a calendar of selected regulatory events scheduled or anticipated through 3rd quarter 2005.

Jurisdiction:	FERC				EGSI-TX	ELI
Case:	System Agreement	Affiliate Purchase Power Agreements	Independent Coordinator of Transmission	Market -Based Rate Authority	Base Rate Case	Purchase Power Agreements	Base Rate Case
Docket #:	EL01-88-001	ER03-583-000 ER03-681-000 ER03-682-000 ER03-744-000	ER04-699	ER91-569	30123	U-27136	U-20925
Jan-05							7th - Replies to Post Hearing Briefs filed
Feb-05					Bill introduced in TX legislature in support of delayed customer choice for EGSI-TX
Mar-05			22nd - FERC issues declaratory order supporting ICT				28th - Contested settlement between staff and ETR filed with LPSC
Apr 05				Potential FERC decision	April 21st - Substitute Bill is approved by full House addressing rate freeze and TTC and capacity cost recovery		22nd - Deadline for comments contesting settlement 26th - Deadline for rebuttal comments
May 05	FERC decision could come at anytime		ETR submits 205 filing responding to FERC's requested modifications to ICT		TX legislative session ends	Potential ALJ decision	May 3rd - Hearing on contested settlement May 18th - LPSC to consider contested settlement
Jun 05						Potential LPSC decision
Jul 05		Potential ALJ decision	Potential FERC decision
Aug 05
Sep 05
Comments:	Requests for rehearing likely follow FERC decision		No detailed procedural schedule established	No detailed procedural schedule established	Rate case dismissed by PUCT in October 2004; Decision on company's appeal in Travis County court expected June 05	FERC schedule could potentially impact LPSC timing

Appendix C provides estimates of the impact to operational earnings resulting from changes in various revenue and expense variables. These estimates are intended to be indicative rather than precise guidance, and are based upon changes in variables which would result in increases to earnings per share. Equivalent decreases in earnings per share are estimated to result from variable changes in the opposite direction.
Appendix C: Earnings Sensitivities
(Per share in U.S. $)
Variable	Description of Change	Estimated Earnings Impact (h)
Utility
Sales growth Residential Commercial/Government Industrial Total	1% increase in Residential MWh sold 1% increase in Comm/Govt MWh sold 1% increase in Industrial MWh sold 1% increase in Total MWh sold	0.04 0.03 0.03 0.10
Rate base	$100 million increase in rate base	0.02
Return on equity	1% increase in allowed ROE	0.22
Entergy Nuclear
Capacity factor	1% increase in capacity factor	0.03
Gas price 2005 - 95% EN output sold forward 2006 - 90% EN output sold forward 2007 - 72% EN output sold forward	$1/MMBtu increase in gas price assuming market conversion based on 9,000 heat rate	0.03 0.08 0.23
Operation and maintenance expense	$1 decrease per MWh	0.09
Outage (lost revenue only)	1000 MW plant for 10 days	0.02
Power uprate	100 MW at $800/Kw capital investment and market price of $40/MWh	0.06

(h) Based on 2004 average fully diluted shares of approximately 230 million consistent with the assumption for all components included in 2005 guidance.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix G-1.
Appendix D-1: GAAP and non-GAAP Financial Performance Measures
First Quarter 2005 vs. 2004 (see appendix F for definitions of certain measures)

For 12 months ending March 31	2005	2004	Change
GAAP Measures
Return on average invested capital - as-reported	6.97%	6.19%	0.78%
Return on average common equity - as-reported	10.35%	8.63%	1.72%
Net margin - as-reported	8.58%	7.86%	0.72%
Cash flow interest coverage	7.43	5.77	1.66
Book value per share	$37.66	$38.48	$(0.82)
End of period shares outstanding (millions)	212.8	231.0	(18.2)

Non-GAAP Measures
Return on average invested capital - operational	6.89%	7.22%	(0.33)%
Return on average common equity - operational	10.17%	10.71%	(0.54)%
Net margin - operational	8.43%	9.75%	(1.32)%

As of March 31 ($ in millions)	2005	2004	Change
GAAP Measures
Revolver capacity	1,070	1,553	(483)
Total debt	8,260	8,282	(22)
Debt to capital ratio	49.6%	47.3%	2.3%
Off-balance sheet liabilities:
Project debt	-	-	-
Debt of joint ventures - Entergy's share	206	433	(227)
Leases - Entergy's share	564	596	(32)
Total off-balance sheet liabilities	770	1,029	(259)

Non-GAAP Measures
Total gross liquidity	1,549	2,361	(812)
Net debt to net capital ratio	48.1%	44.8%	3.3%
Net debt ratio including off-balance sheet liabilities	50.5%	48.0%	2.5%

Appendix D-2: Historical Performance Measures (see appendix F for definitions of measures)
	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05	04 YTD	05 YTD
Financial
EPS - as-reported ($)	0.89	1.57	-0.17	0.88	1.14	1.22	0.68	0.79	0.88	0.79
Less - special items ($)	-0.28	0.00	-0.55	0.07	0.06	-0.17	0.18	0.00	0.07	0.00
EPS - operational ($)	1.17	1.57	0.38	0.81	1.08	1.39	0.50	0.79	0.81	0.79
Trailing Twelve Months
ROIC - as-reported (%)	8.01	8.04	7.38	6.19	6.38	5.90	7.29	6.97	6.19	6.97
ROIC - operational (%)	7.48	7.63	7.70	7.22	6.95	6.70	7.11	6.89	7.22	6.89
ROE - as-reported (%)	12.85	12.56	11.21	8.63	9.27	8.12	10.70	10.35	8.63	10.35
ROE - operational (%)	11.69	11.69	11.87	10.71	10.43	9.71	10.35	10.17	10.71	10.17
Cash Flow Interest Coverage	4.54	4.28	5.05	5.77	5.96	6.39	7.11	7.43	5.77	7.43
Debt to capital (%)	50.9	48.4	47.5	47.3	47.4	46.8	47.4	49.6	47.3	49.6
Net debt/net capital (%)	47.9	46.6	45.9	44.8	45.6	45.1	45.4	48.1	44.8	48.1
Utility
GWh billed
Residential	7,170	10,763	7,041	7,726	6,911	10,738	7,521	7,570	7,726	7,570
Commercial & Gov't	6,828	8,276	6,955	6,487	6,829	8,468	7,252	6,599	6,487	6,599
Industrial	9,556	9,975	9,782	9,490	9,922	10,456	10,425	9,596	9,490	9,596
Wholesale	2,590	2,093	1,995	2,418	2,367	2,040	1,799	1,732	2,418	1,732
O&M expense/MWh (i)	$14.70	$12.17	$21.89	$13.31	$15.62	$12.97	$17.44	$14.99	$13.31	$14.99
Reliability
SAIFI	1.6	1.8	1.8	1.7	1.9	1.8	1.9	1.5	1.7	1.5
SAIDI	138	155	144	143	162	159	169	136	143	136
Nuclear
Net MW in operation	3,955	4,001	4,001	4,001	4,001	4,001	4,058	4,058	4,001	4,058
Avg. realized price per MWh	$39.81	$40.67	$38.54	$39.70	$41.33	$43.38	$40.69	$41.56	$39.70	$41.56
Production cost/MWh (j)	$20.85	$20.03	$17.15	$18.57	$18.33	$21.68	$22.28	$18.71	$18.57	$18.71
Generation in GWh	7,337	8,246	8,702	8,687	8,196	8,075	7,567	8,267	8,687	8,267
Capacity factor	84.1%	93.6%	98%	98.9%	93.6%	91.6%	85%	93.2%	98.9%	93.2%

  O&M expense per megawatt-hour was redefined in third quarter 2004 to reflect billed megawatt hour sales as the denominator instead of megawatt-hours generated as previously used in the calculation.
  Production cost does not include severance charges associated with the voluntary severance program recorded in fourth quarter 2003.

Appendix E-1 provides a summary of planned capital expenditures. Entergy's capital plan from 2005 through 2007 includes $3.8 billion for investment; more than $2.4 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.3 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, purchase of the Perryville and Attala power plants, and other opportunities consistent with the company's growth investment strategy.

Appendix E-1: Planned Capital Expenditures
2005-2007
($ in millions)	2005	2006	2007	Total
Maintenance capital
Utility, Parent & Other	745	718	774	2,237
Entergy Nuclear	72	72	60	204
Energy Commodity Services	3	4	6	13
Subtotal	820	794	840	2,454
Other capital commitments
Utility, Parent & Other	571	349	201	1,121
Entergy Nuclear	90	67	43	200
Energy Commodity Services	0	0	0	0
Subtotal	661	416	244	1,321
Total Planned Capital Expenditures	1,481	1,210	1,084	3,775

Appendix E-2 provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix E-2: Debt Maturity Schedule
Maturities as of 3/31/2005
($ in millions)	2005	2006	2007	2008-2009	2010+	Total
Utility, Parent & Other	390	28	481	1,365	5,224	7,488
Entergy Nuclear	77	76	80	40	174	447
Energy Commodity Services	-	-	-	-	-	-
Total	467	104	561	1,405	5,398	7,935

Appendix F provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.
Appendix F: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Year-to-date average number of customers
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the quarter

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix F: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, capital leases, and preferred stock with sinking fund (effective fourth quarter 2003) on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)

Debt issued by Entergy-Koch, LP and non-nuclear assets business joint ventures for periods through third quarter 2004. Only non-nuclear assets business joint ventures debt included for periods thereafter.

Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Operating cash flow	Net cash flow provided by operating activities adjusted to exclude net nuclear fuel purchases and decommissioning trust fund expenditures
Free cash flow	Operating cash flow adjusted to exclude maintenance capital expenditures and preferred and common dividends
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices G-1 and G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP and non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05
As-reported earnings-rolling 12 months (A)	1,037	1,042	927	739	799	715	910	874
Preferred dividends	24	24	24	23	23	23	24	24
Tax effected interest expense	339	328	311	307	303	293	295	293
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,400	1,394	1,262	1,069	1,125	1,031	1,228	1,191

Special items in prior quarters	158	72	74	(193)	(113)	(100)	(11)	15

Special items 2Q03 thru 1Q05
Utility, Parent & Other Tax benefits- Entergy Koch							17
Energy Commodity Services Gain (loss) on disposition of assets				15	13	(40)	60
Energy Commodity Services asset and contract impairments	1						(36)
Utility, Parent & Other SFAS 143 implementation
Entergy Nuclear SFAS 143 implementation
Utility, Parent & Other River Bend loss provision	(66)
Utility, Parent & Other Voluntary severance plan			(72)
Entergy Nuclear Voluntary severance plan			(51)
Entergy Nuclear SFAS 143 implementation			(6)
Total special items (C)	93	72	(55)	(178)	(100)	(140)	30	15

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,306	1,321	1,317	1,247	1,225	1,171	1,198	1,176

Operational earnings, rolling 12 months (A-C)	944	970	981	917	899	855	880	859

Average invested capital (D)	17,465	17,324	17,114	17,257	17,638	17,462	16,843	17,072

Average common equity (E)	8,075	8,295	8,271	8,565	8,619	8,806	8,499	8,452

Operating revenues (F)	8,739	8,971	9,195	9,409	9,540	9,803	10,124	10,196

ROIC - as-reported (B/D)	8.01	8.04	7.38	6.19	6.38	5.90	7.29	6.97

ROIC - operational ((B-C)/D)	7.48	7.63	7.70	7.22	6.95	6.70	7.11	6.89

ROE - as-reported (A/E)	12.85	12.56	11.21	8.63	9.27	8.12	10.70	10.35

ROE - operational ((A-C)/E)	11.69	11.69	11.87	10.71	10.43	9.71	10.35	10.17

Net margin - as-reported (A/F)	11.87	11.62	10.08	7.86	8.37	7.29	8.98	8.58

Net margin - operational ((A-C)/F)	10.80	10.81	10.67	9.75	9.42	8.72	8.69	8.43

Appendix G-2: Reconciliation of GAAP and non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05
Gross debt (A)	9,173	8,554	8,182	8,282	8,173	8,070	7,807	8,260
Less cash and cash equivalents (B)	1,031	578	507	808	558	541	620	479
Net debt (C)	8,142	7,976	7,675	7,474	7,615	7,529	7,187	7,781

Total capitalization (D)	18,023	17,680	17,220	17,505	17,252	17,245	16,469	16,640
Less cash and cash equivalents (B)	1,031	578	507	808	558	541	620	479
Net capital (E)	16,992	17,102	16,713	16,697	16,694	16,704	15,849	16,161

Debt to capital ratio % (A/D)	50.9	48.4	47.5	47.3	47.4	46.8	47.4	49.6

Net debt to net capital ratio % (C/E)	47.9	46.6	45.9	44.8	45.6	45.1	45.3	48.1

Off-balance sheet liabilities (F)	886	888	915	1,029	1,037	1,030	769	770

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	50.5	49.3	48.7	48.0	48.8	48.3	47.9	50.5

Revolver capacity (G)	1,158	1,133	1,553	1,553	1,280	1,325	1,490	1,070

Gross liquidity (B+G)	2,189	1,711	2,060	2,361	1,838	1,866	2,110	1,549

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

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In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of permanent sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce current tax payments, and the effects of litigation and weather.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 57,355	$ 16,100	$ -	$ 73,455
Temporary cash investments - at cost,
which approximates market	671,192	199,381	(464,626)	405,947
Total cash and cash equivalents	728,547	215,481	(464,626)	479,402
Other temporary investments	12,324	-	464,626	476,950
Notes receivable	609,519	1,204,803	(1,812,258)	2,064
Accounts receivable:
Customer	365,366	-	-	365,366
Allowance for doubtful accounts	(19,760)	(2,180)	-	(21,941)
Associated companies	28,813	31,597	(60,409)	-
Other	191,341	155,345	-	346,686
Accrued unbilled revenues	378,070	-	-	378,070
Total receivables	943,830	184,762	(60,409)	1,068,181
Deferred fuel costs	21,331	-	-	21,331
Accumulated deferred income taxes	83,752	-	-	83,752
Fuel inventory - at average cost	124,298	1,942	-	126,240
Materials and supplies - at average cost	348,748	226,923	-	575,671
Deferred nuclear refueling outage costs	40,054	76,521	-	116,575
Prepayments and other	166,655	40,444	-	207,100
TOTAL	3,079,058	1,950,876	(1,872,667)	3,157,266

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,021,931	473,127	(8,302,725)	192,333
Decommissioning trust funds	1,065,695	1,410,449	-	2,476,143
Non-utility property - at cost (less accumulated depreciation)	221,954	1,811	-	223,765
Other	31,758	58,696	-	90,455
TOTAL	9,341,338	1,944,083	(8,302,725)	2,982,696

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,302,554	1,893,895	(3,869)	29,192,580
Property under capital lease	737,638	-	-	737,638
Natural gas	266,867	-	-	266,867
Construction work in progress	1,027,514	263,316	-	1,290,830
Nuclear fuel under capital lease	292,392	-	-	292,392
Nuclear fuel	27,075	300,890	-	327,965
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,654,040	2,458,101	(3,869)	32,108,272
Less - accumulated depreciation and amortization	13,083,180	246,949	-	13,330,130
PROPERTY, PLANT AND EQUIPMENT - NET	16,570,860	2,211,152	(3,869)	18,778,142

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	739,575	-	-	739,575
Other regulatory assets	1,436,946	-	-	1,436,946
Long-term receivables	38,259	-	-	38,259
Goodwill	374,099	3,073	-	377,172
Other	775,989	744,584	(603,729)	916,845
TOTAL	3,364,868	747,657	(603,729)	3,508,797
		-
TOTAL ASSETS	$ 32,356,124	$ 6,853,768	$ (10,782,990)	$ 28,426,901

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 412,989	$ 77,297	$ -	$ 490,286
Notes payable:
Associated companies	968,105	844,153	(1,812,258)	-
Other	43	75	-	118
Account payable:
Associated companies	35,923	19,422	(55,345)	-
Other	586,640	131,478	-	718,118
Customer deposits	227,408	160	-	227,568
Taxes accrued	217,581	37,926	-	255,506
Interest accrued	126,215	5,960	-	132,175
Obligations under capital leases	133,899	-	-	133,899
Other	158,362	153,467	-	311,829
TOTAL	2,867,165	1,269,938	(1,867,603)	2,269,499

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,167,057	(97,849)	-	5,069,208
Accumulated deferred investment tax credits	394,142	-	-	394,142
Obligations under capital leases	175,174	-	-	175,174
Other regulatory liabilities	395,945	-	-	395,945
Decommissioning and retirement cost liabilities	1,351,293	725,808	-	2,077,101
Transition to competition	79,101	-	-	79,101
Regulatory reserves	29,543	-	-	29,543
Accumulated provisions	351,934	211,227	-	563,161
Long-term debt	7,075,354	414,688	(45,141)	7,444,901
Preferred stock with sinking fund	15,150	-	-	15,150
Other	1,578,525	523,120	(567,693)	1,533,952
TOTAL	16,613,218	1,776,994	(612,834)	17,777,378

Preferred stock without sinking fund	330,829	426,445	(391,937)	365,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005	2,205,191	1,091,857	(3,294,566)	2,482
Paid-in capital	6,363,749	1,565,360	(3,102,312)	4,826,797
Retained earnings	5,839,047	879,288	(1,677,680)	5,040,655
Accumulated other comprehensive income (loss)	(4,625)	(112,798)	626	(116,797)
Less - treasury stock, at cost (35,335,147 shares in 2005)	1,858,450	43,316	(163,316)	1,738,450
TOTAL	12,544,912	3,380,391	(7,910,616)	8,014,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,356,124	$ 6,853,768	$ (10,782,990)	$ 28,426,901

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 62,001	$ 17,135	$ -	$ 79,136
Temporary cash investments - at cost,
which approximates market	558,971	167,393	(185,714)	540,650
Total cash and cash equivalents	620,972	184,528	(185,714)	619,786
Other temporary investments	2,236	-	185,714	187,950
Notes receivable	-	1,183,043	(1,179,951)	3,092
Accounts receivable:
Customer	435,191	-	-	435,191
Allowance for doubtful accounts	(21,576)	(2,182)	-	(23,758)
Associated companies	7,144	22,510	(29,654)	-
Other	185,899	156,389	-	342,289
Accrued unbilled revenues	460,039	-	-	460,039
Total receivables	1,066,697	176,717	(29,654)	1,213,761
Deferred fuel costs	85,911	-	-	85,911
Accumulated deferred income taxes	76,899	-	-	76,899
Fuel inventory - at average cost	125,454	1,797	-	127,251
Materials and supplies - at average cost	345,688	223,718	-	569,407
Deferred nuclear refueling outage costs	31,601	76,181	-	107,782
Prepayments and other	89,105	27,173	-	116,279
TOTAL	2,444,563	1,873,157	(1,209,605)	3,108,118

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,054,793	512,571	(8,335,585)	231,779
Decommissioning trust funds	1,051,901	1,401,505	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,906	1,812	-	219,717
Other	33,682	57,310	-	90,992
TOTAL	9,358,282	1,973,198	(8,335,585)	2,995,894

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,193,633	1,863,661	(3,954)	29,053,340
Property under capital lease	738,554	-	-	738,554
Natural gas	262,787	-	-	262,787
Construction work in progress	952,092	245,460	-	1,197,551
Nuclear fuel under capital lease	262,469	-	-	262,469
Nuclear fuel	34,326	286,487	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,443,861	2,395,608	(3,954)	31,835,514
Less - accumulated depreciation and amortization	12,905,551	234,332	-	13,139,883
PROPERTY, PLANT AND EQUIPMENT - NET	16,538,310	2,161,276	(3,954)	18,695,631

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	746,413	-	-	746,413
Other regulatory assets	1,429,261	-	-	1,429,261
Long-term receivables	39,417	-	-	39,417
Goodwill	374,099	3,073	-	377,172
Other	796,166	744,861	(622,156)	918,871
TOTAL	3,385,356	747,934	(622,156)	3,511,134

TOTAL ASSETS	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 415,266	$ 77,297	$ -	$ 492,564
Notes payable:
Associated companies	770,623	409,356	(1,179,980)	-
Other	43	150	-	193
Account payable:
Associated companies	14,781	10,811	(25,592)	-
Other	722,148	174,380	-	896,528
Customer deposits	222,157	162	-	222,320
Taxes accrued	178,671	45,340	-	224,011
Interest accrued	142,329	2,149	-	144,478
Obligations under capital leases	133,847	-	-	133,847
Other	83,478	134,965	-	218,442
TOTAL	2,683,343	854,610	(1,205,572)	2,332,383

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,205,074	(137,693)	-	5,067,381
Accumulated deferred investment tax credits	399,228	-	-	399,228
Obligations under capital leases	146,060	-	-	146,060
Other regulatory liabilities	329,767	-	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	738,289	-	2,066,277
Transition to competition	79,101	-	-	79,101
Regulatory reserves	103,061	-	-	103,061
Accumulated provisions	346,614	203,300	-	549,914
Long-term debt	6,648,504	409,719	(41,391)	7,016,831
Preferred stock with sinking fund	17,400	-	-	17,400
Other	1,597,079	533,237	(588,983)	1,541,331
TOTAL	16,199,876	1,746,852	(630,374)	17,316,351

Preferred stock without sinking fund	330,831	426,462	(391,937)	365,356

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,191	1,091,856	(3,294,566)	2,482
Paid-in capital	5,940,702	1,978,925	(3,084,252)	4,835,375
Retained earnings	5,913,815	799,027	(1,728,541)	4,984,302
Accumulated other comprehensive income (loss)	4,772	(98,851)	626	(93,453)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	43,316	(163,316)	1,432,019
TOTAL	12,512,461	3,727,641	(7,943,417)	8,296,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ (4,646)	$ (1,035)	$ -	$ (5,681)
Temporary cash investments - at cost,
which approximates market	112,221	31,988	(278,912)	(134,703)
Total cash and cash equivalents	107,575	30,953	(278,912)	(140,384)
Other temporary investments	10,088	-	278,912	289,000
Notes receivable	609,519	21,760	(632,307)	(1,028)
Accounts receivable:
Customer	(69,825)	-	-	(69,825)
Allowance for doubtful accounts	1,816	2	-	1,818
Associated companies	21,669	9,087	(30,755)	-
Other	5,442	(1,044)	-	4,398
Accrued unbilled revenues	(81,969)	-	-	(81,969)
Total receivables	(122,867)	8,045	(30,755)	(145,578)
Deferred fuel costs	(64,580)	-	-	(64,580)
Accumulated deferred income taxes	6,853	-	-	6,853
Fuel inventory - at average cost	(1,156)	145	-	(1,011)
Materials and supplies - at average cost	3,060	3,205	-	6,265
Deferred nuclear refueling outage costs	8,453	340	-	8,793
Prepayments and other	77,550	13,271	-	90,821
TOTAL	634,495	77,719	(663,062)	49,151

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(32,862)	(39,444)	32,860	(39,446)
Decommissioning trust funds	13,794	8,944	-	22,738
Non-utility property - at cost (less accumulated depreciation)	4,048	(1)	-	4,047
Other	(1,924)	1,386	-	(538)
TOTAL	(16,944)	(29,115)	32,860	(13,199)

PROPERTY, PLANT, AND EQUIPMENT

Electric	108,921	30,234	85	139,240
Property under capital lease	(916)	-	-	(916)
Natural gas	4,080	-	-	4,080
Construction work in progress	75,422	17,856	-	93,278
Nuclear fuel under capital lease	29,923	-	-	29,923
Nuclear fuel	(7,251)	14,403	-	7,152
TOTAL PROPERTY, PLANT AND EQUIPMENT	210,179	62,493	85	272,757
Less - accumulated depreciation and amortization	177,629	12,617	-	190,246
PROPERTY, PLANT AND EQUIPMENT - NET	32,550	49,876	85	82,511

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(6,838)	-	-	(6,838)
Other regulatory assets	7,685	-	-	7,685
Long-term receivables	(1,158)	-	-	(1,158)
Goodwill	-	-	-	-
Other	(20,177)	(277)	18,427	(2,027)
TOTAL	(20,488)	(277)	18,427	(2,338)

TOTAL ASSETS	$ 629,613	$ 98,203	$ (611,690)	$ 116,125

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (2,277)	$ -	$ -	$ (2,278)
Notes payable:
Associated companies	197,482	434,797	(632,278)	-
Other	-	(75)	-	(75)
Account payable:	-	-	-
Associated companies	21,142	8,611	(29,753)	-
Other	(135,508)	(42,902)	-	(178,410)
Customer deposits	5,251	(2)	-	5,249
Taxes accrued	38,910	(7,414)	-	31,496
Interest accrued	(16,114)	3,811	-	(12,303)
Obligations under capital leases	52	-	-	52
Other	74,884	18,502	-	93,387
TOTAL	183,822	415,328	(662,031)	(62,882)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	(38,017)	39,844	-	1,827
Accumulated deferred investment tax credits	(5,086)	-	-	(5,086)
Obligations under capital leases	29,114	-	-	29,114
Other regulatory liabilities	66,178	-	-	66,178
Decommissioning and retirement cost liabilities	23,305	(12,481)	-	10,824
Transition to competition	-	-	-	-
Regulatory reserves	(73,518)	-	-	(73,518)
Accumulated provisions	5,320	7,927	-	13,247
Long-term debt	426,850	4,969	(3,750)	428,069
Preferred stock with sinking fund	(2,250)	-	-	(2,250)
Other	(18,554)	(10,117)	21,290	(7,380)
TOTAL	413,342	30,142	17,540	461,025

Preferred stock without sinking fund	(2)	(17)	-	(19)

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005 and 2004	-	-	-	-
Paid-in capital	423,047	(413,565)	(18,060)	(8,578)
Retained earnings	(74,768)	80,261	50,861	56,354
Accumulated other comprehensive income (loss)	(9,397)	(13,947)	-	(23,344)
Less - treasury stock, at cost	306,431	-	-	306,431
TOTAL	32,451	(347,250)	32,801	(281,999)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 629,613	$ 98,203	$ (611,690)	$ 116,125

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,744,850	$ -	$ (468)	$ 1,744,383
Natural gas	86,950	-	-	86,950
Competitive businesses	120,697	387,977	(16,593)	492,081
Total	1,952,497	387,977	(17,061)	2,323,414

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	528,197	51,885	-	580,082
Purchased power	509,654	6,918	(16,793)	499,778
Nuclear refueling outage expenses	16,806	23,005	-	39,810
Other operation and maintenance	373,916	161,131	(382)	534,666
Decommissioning	22,256	14,742	-	36,998
Taxes other than income taxes	90,838	12,152	-	102,989
Depreciation and amortization	206,068	18,109	-	224,177
Other regulatory credits - net	(16,765)	-	-	(16,765)
Total	1,730,970	287,942	(17,175)	2,001,735

OPERATING INCOME	221,527	100,036	114	321,679

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	12,884	-	-	12,884
Interest and dividend income	24,923	23,376	(17,409)	30,890
Equity in earnings (loss) of unconsolidated equity affiliates	(724)	(1,469)	-	(2,193)
Miscellaneous - net	(2,707)	28,623	(114)	25,802
Total	34,376	50,530	(17,523)	67,383

INTEREST AND OTHER CHARGES
Interest on long-term debt	107,228	3,524	-	110,752
Other interest - net	15,206	14,352	(17,395)	12,164
Allowance for borrowed funds used during construction	(7,509)	-	-	(7,509)
Total	114,925	17,876	(17,395)	115,407

INCOME BEFORE INCOME TAXES	140,978	132,690	(14)	273,655

Income taxes	43,459	51,575	-	95,035

CONSOLIDATED NET INCOME	97,519	81,115	(14)	178,620

Preferred dividend requirements and other	5,769	869	(14)	6,624

EARNINGS APPLICABLE TO COMMON STOCK	$ 91,750	$ 80,246	$ -	$ 171,996

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.43	$0.37		$0.80
DILUTED	$0.42	$0.37		$0.79

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				214,128,023
DILUTED				218,633,202

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,701,702	$ -	$ (375)	$ 1,701,327
Natural gas	83,816	-	-	83,816
Competitive businesses	93,384	388,017	(14,995)	466,406
Total	1,878,902	388,017	(15,370)	2,251,549

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	498,333	51,793	-	550,127
Purchased power	452,443	12,447	(15,370)	449,520
Nuclear refueling outage expenses	16,335	25,273	-	41,607
Other operation and maintenance	337,927	163,325	-	501,252
Decommissioning	24,130	14,217	-	38,347
Taxes other than income taxes	84,898	12,405	-	97,303
Depreciation and amortization	192,163	18,485	-	210,648
Other regulatory credits - net	(16,089)	-	-	(16,089)
Total	1,590,140	297,945	(15,370)	1,872,715

OPERATING INCOME	288,762	90,072	-	378,834

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,463	-	-	7,463
Interest and dividend income	19,276	22,131	(13,156)	28,251
Equity in earnings (loss) of unconsolidated equity affiliates	-	19,819	-	19,819
Miscellaneous - net	(4,369)	9,537	-	5,167
Total	22,370	51,487	(13,156)	60,700

INTEREST AND OTHER CHARGES
Interest on long-term debt	115,833	3,627	-	119,460
Other interest - net	7,145	12,227	(13,156)	6,215
Allowance for borrowed funds used during construction	(5,154)	-	-	(5,154)
Total	117,824	15,854	(13,156)	120,521

INCOME BEFORE INCOME TAXES	193,308	125,705	-	319,013

Income taxes	58,933	47,064	-	105,997

CONSOLIDATED NET INCOME	134,375	78,641	-	213,016

Preferred dividend requirements and other	5,855	-	-	5,855

EARNINGS APPLICABLE TO COMMON STOCK	$ 128,520	$ 78,641	$ -	$ 207,161

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.56	$0.34		$0.90
DILUTED	$0.55	$0.33		$0.88

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				230,264,638
DILUTED				234,978,625

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 43,148	$ -	$ (93)	$ 43,056
Natural gas	3,134	-	-	3,134
Competitive businesses	27,313	(40)	(1,598)	25,675
Total	73,595	(40)	(1,691)	71,865

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	29,864	92	-	29,956
Purchased power	57,211	(5,530)	(1,423)	50,258
Nuclear refueling outage expenses	471	(2,268)	-	(1,797)
Other operation and maintenance	35,989	(2,194)	(382)	33,414
Decommissioning	(1,874)	525	-	(1,349)
Taxes other than income taxes	5,940	(253)	-	5,686
Depreciation and amortization	13,905	(376)	-	13,529
Other regulatory credits - net	(676)	-	-	(676)
Total	140,830	(10,004)	(1,805)	129,021

OPERATING INCOME	(67,235)	9,964	114	(57,156)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	5,421	-	-	5,421
Interest and dividend income	5,647	1,245	(4,253)	2,639
Equity in earnings (loss) of unconsolidated equity affiliates	(724)	(21,288)	-	(22,012)
Miscellaneous - net	1,662	19,086	(114)	20,635
Total	12,006	(957)	(4,367)	6,683

INTEREST AND OTHER CHARGES
Interest on long-term debt	(8,605)	(103)	-	(8,708)
Other interest - net	8,061	2,125	(4,239)	5,948
Allowance for borrowed funds used during construction	(2,355)	-	-	(2,355)
Total	(2,899)	2,022	(4,239)	(5,115)

INCOME BEFORE INCOME TAXES	(52,330)	6,985	(14)	(45,359)

Income taxes	(15,474)	4,511	-	(10,963)

CONSOLIDATED NET INCOME	(36,856)	2,474	(14)	(34,396)

Preferred dividend requirements and other	(86)	869	(14)	769

EARNINGS APPLICABLE TO COMMON STOCK	$ (36,770)	$ 1,605	$ -	$ (35,165)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.13)	$0.03		($0.10)
DILUTED	($0.13)	$0.04		($0.09)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,977,460	$ -	$ (1,828)	$ 7,975,632
Natural gas	211,633	-	-	211,633
Competitive businesses	514,117	1,558,262	(64,055)	2,008,324
Total	8,703,210	1,558,262	(65,883)	10,195,589

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,302,473	215,690	-	2,518,163
Purchased power	2,165,370	42,603	(64,794)	2,143,179
Nuclear refueling outage expenses	67,296	96,980	-	164,276
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,650,062	633,763	(1,850)	2,281,975
Decommissioning	90,064	58,115	-	148,179
Taxes other than income taxes	360,566	55,006	-	415,572
Depreciation and amortization	844,369	64,754	-	909,123
Other regulatory credits - net	(91,286)	-	-	(91,286)
Total	7,388,913	1,221,911	(66,644)	8,544,181

OPERATING INCOME	1,314,297	336,351	761	1,651,408

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	45,003	-	-	45,003
Interest and dividend income	89,207	82,688	(59,448)	112,447
Equity in earnings (loss) of unconsolidated equity affiliates	(727)	(100,013)	-	(100,740)
Miscellaneous - net	25,366	(5,219)	(760)	19,387
Total	158,849	(22,544)	(60,208)	76,097

INTEREST AND OTHER CHARGES
Interest on long-term debt	438,904	15,771	-	454,675
Other interest - net	51,240	55,467	(59,379)	47,328
Allowance for borrowed funds used during construction	(28,095)	-	-	(28,095)
Total	462,049	71,238	(59,379)	473,908

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	1,011,097	242,569	(68)	1,253,597

Income taxes	363,655	(8,710)	-	354,945

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	647,442	251,279	(68)	898,652

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	647,442	251,279	(68)	898,652

Preferred dividend requirements and other	23,196	1,165	(68)	24,293

EARNINGS APPLICABLE TO COMMON STOCK	$ 624,246	$ 250,114	$ -	$ 874,359

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.80	$1.12		$3.92
DILUTED	$2.75	$1.10		$3.85

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.80	$1.12		$3.92
DILUTED	$2.75	$1.10		$3.85

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				222,875,550
DILUTED				227,063,068

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,498,248	$ -	$ (1,484)	$ 7,496,764
Natural gas	189,754	-	-	189,754
Competitive businesses	266,909	1,506,784	(51,465)	1,722,228
Total	7,954,911	1,506,784	(52,949)	9,408,746

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,942,356	206,948	-	2,149,304
Purchased power	1,834,984	25,035	(52,919)	1,807,099
Nuclear refueling outage expenses	63,106	99,603	-	162,710
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,660,728	772,464	(720)	2,432,471
Decommissioning	91,955	54,995	-	146,950
Taxes other than income taxes	347,681	57,544	-	405,225
Depreciation and amortization	795,252	54,854	-	850,107
Other regulatory charges - net	(45,103)	-	-	(45,103)
Total	6,690,959	1,271,443	(53,639)	7,908,763

OPERATING INCOME	1,263,952	235,341	690	1,499,983

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	42,886	-	-	42,886
Interest and dividend income	70,406	55,735	(40,328)	85,813
Equity in earnings (loss) of unconsolidated equity affiliates	-	163,409	-	163,409
Miscellaneous - net	(122,599)	40,336	(690)	(82,952)
Total	(9,307)	259,480	(41,018)	209,156

INTEREST AND OTHER CHARGES
Interest on long-term debt	468,220	14,759	-	482,979
Other interest - net	49,440	37,612	(40,328)	46,725
Allowance for borrowed funds used during construction	(32,627)	-	-	(32,627)
Total	485,033	52,371	(40,328)	497,077

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	769,612	442,450	-	1,212,062

Income taxes	276,172	167,482	-	443,654

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	493,440	274,968	-	768,408

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($3,829))	-	(5,848)	-	(5,848)

CONSOLIDATED NET INCOME	493,440	269,120	-	762,560

Preferred dividend requirements and other	23,464	-	-	23,464

EARNINGS APPLICABLE TO COMMON STOCK	$ 469,976	$ 269,120	$ -	$ 739,096

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.06	$1.20		$3.26
DILUTED	$2.02	$1.18		$3.20

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.06	$1.18		$3.24
DILUTED	$2.02	$1.15		$3.17

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,434,637
DILUTED				232,964,754

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 479,212	$ -	$ (344)	$ 478,868
Natural gas	21,879	-	-	21,879
Competitive businesses	247,208	51,478	(12,590)	286,096
Total	748,299	51,478	(12,934)	786,843

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	360,117	8,742	-	368,859
Purchased power	330,386	17,568	(11,875)	336,079
Nuclear refueling outage expenses	4,190	(2,623)	-	1,566
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	(10,666)	(138,701)	(1,130)	(150,496)
Decommissioning	(1,891)	3,120	-	1,229
Taxes other than income taxes	12,885	(2,538)	-	10,347
Depreciation and amortization	49,117	9,900	-	59,016
Other regulatory charges - net	(46,183)	-	-	(46,183)
Total	697,954	(49,532)	(13,005)	635,417

OPERATING INCOME	50,345	101,010	71	151,426

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	2,117	-	-	2,117
Interest and dividend income	18,801	26,953	(19,120)	26,634
Equity in earnings (loss) of unconsolidated equity affiliates	(727)	(263,422)	-	(264,149)
Miscellaneous - net	147,965	(45,555)	(70)	102,339
Total	168,156	(282,024)	(19,190)	(133,059)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(29,316)	1,012	-	(28,304)
Other interest - net	1,800	17,855	(19,051)	604
Allowance for borrowed funds used during construction	4,532	-	-	4,532
Total	(22,984)	18,867	(19,051)	(23,169)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	241,485	(199,881)	(68)	41,537

Income taxes	87,483	(176,192)	-	(88,709)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	154,002	(23,689)	(68)	130,246

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $3,829)	-	5,848	-	5,848

CONSOLIDATED NET INCOME	154,002	(17,841)	(68)	136,094

Preferred dividend requirements and other	(268)	1,165	(68)	829

EARNINGS APPLICABLE TO COMMON STOCK	$ 154,270	$ (19,006)	$ -	$ 135,265

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.74	($0.08)		$0.66
DILUTED	$0.73	($0.08)		$0.65

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.74	($0.06)		$0.68
DILUTED	$0.73	($0.05)		$0.68

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended March 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$178,620	$213,016	($34,396)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	16,561	(2,293)	18,854
Other regulatory credits - net	(16,765)	(16,089)	(676)
Depreciation, amortization, and decommissioning	261,175	248,996	12,179
Deferred income taxes and investment tax credits	22,182	31,683	(9,501)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	2,193	(19,819)	22,012
Changes in working capital:
Receivables	145,581	12,757	132,824
Fuel inventory	1,011	(11,098)	12,109
Accounts payable	(178,410)	(174,659)	(3,751)
Taxes accrued	27,849	51,268	(23,419)
Interest accrued	(12,303)	2,570	(14,873)
Deferred fuel	64,580	59,799	4,781
Other working capital accounts	(104,789)	15,747	(120,536)
Provision for estimated losses and reserves	10,551	11,570	(1,019)
Changes in other regulatory assets	14,487	20,013	(5,526)
Other	69,021	(44,688)	113,709
Net cash flow provided by operating activities	501,544	398,773	102,771

INVESTING ACTIVITIES
Construction/capital expenditures	(282,070)	(253,075)	(28,995)
Allowance for equity funds used during construction	12,884	7,463	5,421
Nuclear fuel purchases	(103,606)	(68,083)	(35,523)
Proceeds from sale/leaseback of nuclear fuel	82,658	51,076	31,582
Proceeds from sale of assets and businesses	-	21,978	(21,978)
Investment in nonutility properties	(1,476)	(2,791)	1,315
Decrease (increase) in other investments	37,280	(15,312)	52,592
Changes in other temporary investments - net	(289,000)	168,000	(457,000)
Decommissioning trust contributions and realized change in trust assets	(25,081)	(20,895)	(4,186)
Other regulatory investments	-	(25,595)	25,595
Net cash flow used in investing activities	(568,411)	(137,234)	(431,177)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	257,545	99,250	158,295
Common stock and treasury stock	64,280	95,082	(30,802)
Retirement of long-term debt	(296,314)	(21,232)	(275,082)
Repurchase of common stock	(382,593)	(27,969)	(354,624)
Redemption of preferred stock	(2,250)	(2,250)	-
Changes in credit line borrowings - net	407,925	4,102	403,823
Dividends paid:
Common stock	(115,504)	(100,229)	(15,275)
Preferred stock	(6,650)	(5,855)	(795)
Net cash flow provided by (used in) financing activities	(73,561)	40,899	(114,460)

Effect of exchange rates on cash and cash equivalents	44	(1,708)	1,752

Net increase (decrease) in cash and cash equivalents	(140,384)	300,730	(441,114)

Cash and cash equivalents at beginning of period	619,786	507,433	112,353

Cash and cash equivalents at end of period	$479,402	$808,163	($328,761)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$128,429	$117,721	$10,708
Income taxes	$10,011	($9,549)	$19,560

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$898,653	$762,560	$136,093
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	52,387	25,137	27,250
Other regulatory credits - net	(91,287)	(45,103)	(46,184)
Depreciation, amortization, and decommissioning	1,057,301	997,055	60,246
Deferred income taxes and investment tax credits	265,957	1,076,846	(810,889)
Cumulative effect of accounting changes	-	5,848	(5,848)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	630,153	(67,794)	697,947
Provision for turbine commitments, asset impairments and restructuring charges	55,000	-	55,000
Changes in working capital:
Receivables	(77,595)	(85,096)	7,501
Fuel inventory	(4,660)	(3,088)	(1,572)
Accounts payable	91,555	12,086	79,469
Taxes accrued	51,636	(750,427)	802,063
Interest accrued	(9,604)	(9,589)	(15)
Deferred fuel	218,408	151,826	66,582
Other working capital accounts	(79,528)	22,976	(102,504)
Provision for estimated losses and reserves	(19,060)	216,507	(235,567)
Changes in other regulatory assets	43,100	30,088	13,012
Other	(50,326)	14,049	(64,375)
Net cash flow provided by operating activities	3,032,090	2,353,881	678,209

INVESTING ACTIVITIES
Construction/capital expenditures	(1,439,605)	(1,547,404)	107,799
Allowance for equity funds used during construction	45,003	42,887	2,116
Nuclear fuel purchases	(273,693)	(180,236)	(93,457)
Proceeds from sale/leaseback of nuclear fuel	141,570	174,324	(32,754)
Proceeds from sale of assets and businesses	53,452	18,355	35,097
Investment in nonutility properties	(5,105)	(27,939)	22,834
Decrease in other investments	436,090	323,314	112,776
Changes in other temporary investments - net	(410,150)	(66,800)	(343,350)
Decommissioning trust contributions and realized change in trust assets	(93,993)	(89,862)	(4,131)
Other regulatory investments	(27,971)	(139,914)	111,943
Other	-	(1,675)	1,675
Net cash flow used in investing activities	(1,574,402)	(1,494,950)	(79,452)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,218,119	1,963,917	(745,798)
Common stock and treasury stock	139,435	214,102	(74,667)
Retirement of long-term debt	(1,753,976)	(1,634,463)	(119,513)
Repurchase of common stock	(1,372,620)	(36,104)	(1,336,516)
Redemption of preferred stock	(3,450)	(3,450)	-
Changes in credit line borrowings - net	453,669	(525,873)	979,542
Dividends paid:
Common stock	(443,176)	(384,901)	(58,275)
Preferred stock	(24,320)	(23,463)	(857)
Net cash flow used in financing activities	(1,786,319)	(430,235)	(1,356,084)

Effect of exchange rates on cash and cash equivalents	(130)	2,009	(2,139)

Net increase (decrease) in cash and cash equivalents	(328,761)	430,705	(759,466)

Cash and cash equivalents at beginning of period	808,163	377,458	430,705

Cash and cash equivalents at end of period	$479,402	$808,163	($328,761)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$488,476	$514,433	($25,957)
Income taxes	$47,801	$176,507	($128,706)